Exhibit 99.1

Kenexa Announces Financial Results for Fourth-Quarter and Full Year 2006

WAYNE, PA – February 14, 2007 – Kenexa (Nasdaq: KNXA), a leading provider of software, services and proprietary content that enable organizations to more effectively recruit and retain employees, today announced its operating results for the fourth quarter and for the full year ended December 31, 2006.

For the fourth quarter of 2006, Kenexa reported total revenue of $36.4 million, representing an increase of 101% over the $18.1 million recorded for the fourth quarter of 2005.  Subscription revenue was $29.8 million for the fourth quarter of 2006, an increase of 104% compared to the fourth quarter of 2005, while professional services and other revenue was $6.6 million for the fourth quarter of 2006, an increase of 91% over the same period of 2005.

Rudy Karsan, Chief Executive Officer of Kenexa, stated, “The fourth quarter was a strong finish to a record year at Kenexa.  Growing awareness of the talent management market, combined with Kenexa’s strong competitive position and strategic acquisitions, enabled the company to more than double its revenue run rate over the course of 2006 while improving our profitability margins to an all-time record at the same time.”  Karsan added, “As we look toward 2007, we are optimistic about the company’s outlook.  We believe that talent management is being viewed at a more strategic level, and Kenexa is highly differentiated in the market place as a result of our unique combination of software, content, services and outsourcing, coupled an intense focus on delivering business results for our customers.”

Kenexa’s income from operations before income tax and interest income or expense, determined in accordance with generally accepted accounting principles (GAAP), was $6.7 million for the three months ended December 31, 2006, compared with $ 2.8 million for the corresponding period of 2005.  GAAP net income available to common shareholders was $5.2 million or $0.25 per basic and $0.24 per diluted share for the quarter.  This compares to GAAP net income available to common shareholders of $3.0 million, or $0.17 per basic and diluted share for the same period of 2005.

Non-GAAP income from operations before income taxes and interest income or expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, for the three months ended December 31, 2006 was $8.0 million compared with $2.9 million during the same period last year, representing a 175% increase on a year-over-year basis and a record margin of 22%.

Non-GAAP diluted earnings per share, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, were $0.31 for the quarter ended December 31, 2006, an increase of 82% compared to $0.17 for the quarter ended December 31, 2005.    A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Kenexa had cash and cash equivalents of $42.5 million at December 31, 2006, a decrease from $83.1 million at the end of the prior quarter.  The decrease in cash was due primarily to $115 million in cash payments related to acquisitions completed during the quarter, partially offset by positive cash from operations of approximately $7.5 million and $65 million raised from our debt offering.  Deferred revenue was $31.3 million at the end of the quarter, an increase of 148% on a year-over-year basis and 67% on a sequential basis.  The increase in deferred revenue was a result of the acquisition of BrassRing, in addition to strong bookings during the quarter.

Don Volk, Chief Financial Officer of Kenexa, stated, “A focus on operational excellence and Kenexa’s ability to integrate acquisitions into our operations facilitated growth in our operating margins over the course of the year, ending 2006 with a record 22% non-GAAP operating margin.  In addition to successes on the M&A integration front, we recently completed an accretive follow-on equity offering after year end, the proceeds of which were used to pay off the debt associated with the BrassRing transaction.  This was another strategic action that was taken to help maximize shareholder value.”

Other Fourth Quarter Highlights

•                  More than 30 “preferred partner” customers were added during the quarter (defined as customers that spend more than $50,000 annually).

•                  The average annual revenue from the Company’s top 80 customers was greater than $800,000, up from the $550,000 level at the end of 2005.

•                  Revenue during the fourth quarter was diverse across the customer base, with no customers accounting for more than 10% of quarterly revenue and the top 5 customers representing less than 25% of revenue.

•                  Recognized as a Top 50 Fastest-Growing Software Company by Baseline Magazine, as evaluated by 2004-2005 year over year revenue growth.

•                  Placed in the “leaders” quadrant of Gartner, Inc.’s Magic Quadrant for e-Recruitment Software.

•                  Opened an office in Malaysia to provide further support and development for the Company’s products and services.

•                  Released updated version of Kenexa Career Tracker®, a configurable system that automates the performance management process and includes modules for pay-for-performance, career development and succession planning.

Full Year 2006 Results

For the full year 2006, Kenexa reported total revenue of $112.1 million, representing an increase of 71% over the $65.6 million recorded for the full year 2005.  Subscription revenue was $90.5 million for the full year 2006, an increase of 78% compared to full year 2005, while professional services and other revenue was $21.6 million for the full year 2006, an increase of 48% over the same period of 2005.

Kenexa’s income from operations before income tax and interest income or expense, determined in accordance with GAAP, was $18.6 million for the full year ended December 31, 2006, compared with $9.5 million for the full year 2005.  GAAP net income available to common shareholders was $15.9 million or $0.80 per basic and $0.78 per diluted share for the full year 2006.  This compares to a GAAP net loss available to common shareholders of $35.4 million, or a loss of $3.06 per basic and diluted share for the full year 2005.

Non-GAAP income from operations before income taxes and interest income or expense, which excludes stock-based compensation expense and amortization of intangibles associated with recent M&A transactions, for the full year ended December 31, 2006 was $22.4 million compared with $10.1 million during the full year ended December 31, 2005, representing a 120% increase on a year-over-year basis.

Non-GAAP diluted earnings per share, which excludes stock-based compensation expense, accretion of redeemable class B and C common shares and amortization of intangibles associated with recent M&A transactions, were $0.96 for the year ended December 31, 2006, an increase of 66% compared to $0.58 for the year ended December 31, 2005.

Business Outlook

Based on information as of February 14, 2007, the Company is issuing guidance for the first quarter and full year 2007 as follows:

First Quarter 2007: The Company expects revenue to be $40.6 to $41.7 million, subscription revenue to be $33 to $34 million and non-GAAP operating income to be $7.4 to $7.8 million. Assuming a 30% tax rate for reporting purposes and 24.8 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $0.21 to $0.22.  Non-GAAP earnings per share guidance includes a non-recurring charge of $0.02 per share associated with the modification of our debt facility put in place at the time of the BrassRing acquisition, and this charge will be reflected in the interest income line.

Full Year 2007: The Company expects total revenue to be $184 million to $188 million, subscription revenue to be $147 to $150 million and non-GAAP operating income to be $40.0 to $42.5 million.  Assuming a 30% tax rate and 25.7 million shares outstanding, Kenexa expects its non-GAAP diluted earnings per share to be $1.17 to $1.24.

Kenexa will host a conference call today, February 14, 2007, at 5:00 pm (EST) to discuss the Company’s financial results and financial guidance. To access this call, dial 877-502-9272 (domestic) or 913-981-5581 (international). A replay of this conference call will be available through February 21, 2007, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 2675344. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s Web site, www.kenexa.com, and a replay will be archived on the Web site as well.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning.  These statements may concern, among other things, guidance as to future revenue and earnings, operations, expected benefits from the BrassRing transaction, prospects of the business generally, intellectual property and the development of products.  These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption “Risk Factors” in Kenexa’s most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission and as revised or supplemented by Kenexa’s quarterly reports on Form 10-Q.  Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors, Kenexa’s ability to implement business and acquisition strategies or to complete or integrate acquisitions (including BrassRing).  Kenexa does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Kenexa

Kenexa Corporation (www.kenexa.com) provides software, services and proprietary content that enable organizations to more effectively recruit and retain employees. Kenexa solutions include applicant tracking, onboarding, employment process outsourcing, phone screening, skills and behavioral assessments, structured interviews, performance management, multi-rater feedback surveys, employee engagement surveys and HR Analytics. Kenexa is headquartered in Wayne, Pa. More information about Kenexa and its global locations can be accessed at www.kenexa.com.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measure of non-GAAP income from operations before income taxes and interest income or expense which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to income from operations before income taxes and interest income or expense which we believe is the most comparable GAAP measure. The non-GAAP income from operations is disclosed in tabular form to present the data used in the calculation of the per share data. Additionally this release includes non-GAAP diluted earnings per share which excludes stock based compensation and amortization of intangibles associated with recent M&A transactions and is reconciled to earnings per share which we believe is the most comparable GAAP measure. The non-GAAP net income available to common shareholders per share is disclosed in tabular form to present the data used in the calculation of the per share data.  We use these non-GAAP financial measures for internal managerial purposes as a means to evaluate period-to-period comparisons.  These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, income from operations before income taxes and interest income or expense, calculated in accordance with generally accepted accounting principles.

Note to Editors: Kenexa is a registered trademark of Kenexa Corporation. Other product or service names mentioned herein remain the property of their respective owners.

Contact

MEDIA CONTACT:

Sarah Teten	Jeanne Achille
Kenexa	The Devon Group
(800) 391-9557	(732) 224-1000, ext. 11
sarah.teten@kenexa.com	jeanne@devonpr.com

INVESTOR CONTACT:

Kori Doherty
Integrated Corporate Relations
(617) 956-6730
kdoherty@icrinc.com

Kenexa Corporation and Subsidiaries
Consolidated Balance Sheets (unaudited)
(In thousands, except share and per share data)

	December 31,	December 31,
	2006	2005
Assets

Current assets
Cash and cash equivalents	$42,502	$43,499
Accounts receivable, net of allowance for doubtful accounts of $975 and $447	31,493	10,306
Unbilled receivables	1,031	312
Deferred income taxes	7,664	2,519
Prepaid expenses and other current assets	3,552	2,134

Total current assets	86,242	58,770

Property and equipment, net of accumulated depreciation	8,469	4,737
Software, net of accumulated amortization	2,122	850
Goodwill	164,039	8,815
Intangible assets, net of accumulated amortization	4,570	125
Deferred financing costs, net of accumulated amortization	1,295	50
Other assets	1,573	552

Total assets	$268,310	$73,899

Liabilities and Shareholders’ Equity

Current liabilities
Accounts payable	$5,672	$2,306
Line of credit	20,000	—
Notes payable, current	138	95
Commissions payable	1,674	834
Accrued compensation and benefits	9,878	4,590
Other accrued liabilities	6,937	2,177
Deferred revenue	31,251	12,588
Capital lease obligations	229	219

Total current liabilities	75,779	22,809

Term loan	45,000	0
Capital lease obligations, less current portion	145	185
Notes payable, noncurrent	111	108
Deferred taxes	—	—
Other noncurrent liabilities	114	55

Total liabilities	121,149	23,157

Shareholders’ equity

Class A common stock, $0.01 par value; 100,000,000 shares authorized; 20,897,777 and 17,459,044 shares issued, respectively	209	174
Additional paid-in capital	176,345	97,140
Deferred stock compensation	—	(1,040)
Notes receivable for class A common stock	—	(120)
Accumulated other comprehensive income (loss)	96	(30)
Accumulated deficit	(29,489)	(45,382)

Total shareholders’ equity	147,161	50,742

Total liabilities and shareholders’ equity	$268,310	$73,899

Kenexa Corporation and Subsidiaries

Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Revenue
Subscription revenue	$29,745	$14,603	$90,470	$50,974
Other revenue	6,627	3,467	21,637	14,667

Total revenue	36,372	18,070	112,107	65,641

Cost of revenue (exclusive of depreciation, shown separately below)	10,293	5,190	31,712	18,782

Gross profit	26,079	12,880	80,395	46,859

Operating expenses:
Sales and marketing	7,698	4,385	25,134	16,133
General and administrative	7,548	4,205	24,520	15,116
Research and development	3,048	948	8,618	3,986
Depreciation and amortization	1,126	556	3,487	2,112

Total operating expenses	19,420	10,094	61,759	37,347

Income from continuing operations before income taxes and interest expense	6,659	2,786	18,636	9,512

Interest expense (income)	6	(344)	(1,560)	(566)

Interest expense on mandatory redeemable shares	0	0	0	3,396

Income from continuing operations before income tax	6,653	3,130	20,196	6,682

Income tax expense on continuing operations	1,478	113	4,303	591

Net income	5,175	3,017	15,893	6,091

Accretion of redeemable class B common shares and class C common shares	0	0	0	41,488

Net income (loss) available to common shareholders	$5,175	$3,017	$15,893	$(35,397)

Basic net income (loss) per weighted average common share outstanding:	$0.25	$0.17	$0.80	$(3.06)

Weighted average number of common shares outstanding used in calculation of basic net income (loss) per share	20,736,198	17,445,161	19,911,775	11,578,885

Diluted net income (loss) per weighted average common share outstanding:	$0.24	$0.17	$0.78	$(3.06)

Weighted average number of common shares outstanding used in calculation of diluted net income (loss) per share	21,227,577	18,067,431	20,425,794	11,578,885

Non-GAAP income from operations and net income available to common shareholders excludes stock-based compensation, accretion of redeemable class B and class C common shares and amortization of intangibles:

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Non-GAAP income from operations calculation:
Income from operations before income taxes and interest expense	$6,659	$2,786	$18,636	$9,512

Stock-based compensation expense	1,130	119	3,076	632

Amortization of intangibles associated with acquisitions	190	—	652	—

Non-GAAP income from operations before income taxes and interest expense:	$7,979	$2,905	$22,364	$10,144
Non-GAAP income from operations before income taxes and interest expense as a percentage of revenue:	22%	16%	20%	16%

Weighted average number of common shares outstanding used in calculation of basic net loss per share	20,736,198	17,445,161	19,911,775	11,578,885

Dilutive effect of options and warrants	491,379	622,270	514,019	—

Shares used in share calculation of pro forma earnings per diluted share	21,227,577	18,067,431	20,425,794	11,578,885

Net income (loss) available to common shareholders	$5,175	$3,017	$15,893	$(35,397)

Stock-based compensation expense	1,130	119	3,076	632
Accretion of redeemable class B common shares and class C common shares	—	—	—	41,488
Amortization of intangibles associated with acquisitions	190	—	652	—
Non-GAAP net income available to common shareholders	$6,495	$3,136	$19,621	$6,723

Non-GAAP net income per diluted share	$0.31	$0.17	$0.96	$0.58

Other Non-GAAP measures referenced on earnings call excludes stock based compensation:

Gross profit	$26,079	$12,880
Add: stock-based compensation expense	135	—
Non-GAAP gross profit	$26,214	$12,880

Sales and marketing	$7,698	$4,385
Less: stock-based compensation expense	(573)	—
Non-GAAP sales and marketing	$7,125	$4,385

General and administrative	$7,548	$4,205
Less: stock-based compensation expense	(377)	(119)
Non-GAAP general and administrative	$7,171	$4,086

Research and development	$3,048	$948
Less: stock-based compensation expense	(45)	—
Non-GAAP research and development	$3,003	$948

Kenexa Corporation and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	For the Twelve Months Ended
	December 31,
	2006	2005
Cash flows from operating activities
Net Income from operations	$15,893	$6,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,487	2,123
Non-cash interest expense	72	—
Non-cash compensation	3,076	634
Excess tax benefits from share-based payment arrangements	(2,762)	—
Amortization of deferred financing costs	115	93
Bad debt expense	(182)	154
Accrued Interest on mandatory redeemable preferred stock	—	3,396
Deferred taxes	(2,980)	(1,497)
Changes in assets and liabilities
Accounts and unbilled receivables	(11,010)	(2,282)
Prepaid expenses and other current assets	967	(785)
Other assets	(233)	2
Accounts payable	(1,446)	633
Accrued compensation and other accrued liabilities	8,258	2,272
Commissions payable	787	264
Deferred revenue	4,616	5,889
Other liabilities	(48)	(46)

Net cash provided by operations	18,610	16,941

Cash flows from investing activities
Purchases of property and equipment	(4,182)	(3,763)
Cash paid for intangible assets	(300)	(8)
Acquisitions, net of cash acquired	(151,636)	(164)

Net cash used in investing activities	(156,118)	(3,935)

Cash flows from financing activities
Net borrowings (repayments) under line of credit agreement	65,000	—
Repayments of notes payable	(422)	(39)
Repurchases of common shares	—	(515)
Collections of notes receivable	120	249
Excess tax benefits from share-based payment arrangements	2,762	—
Net Proceeds from follow-on offering of common stock	66,281	—
Net Proceeds from initial public offering	—	61,532
Redemption of series A and B preferred stock	—	(40,000)
Deferred financing costs	(1,360)	(16)
Net Proceeds from option exercises	4,364	147
Repayments of capital lease obligations	(360)	(235)

Net cash provided by financing activities	136,385	21,123

Effect of exchange rate changes on cash and cash equivalents	126	(124)

Net increase (decrease) in cash and cash equivalents	(997)	34,005
Cash and cash equivalents at beginning of year	43,499	9,494
Cash and cash equivalents at end of the period:	$42,502	$43,499

Supplemental disclosures of cash flow information
Cash paid during the period for:
Interest	$1,050	$225
Income taxes	$2,442	$1,336

Noncash investing and financing activities
Capital Leases	$325	$167
Accrued bonus exchanged for Note receivable	$—	$151
Accretion of redeemable class B common shares and redeemable class C common shares to redemption values	$—	$41,488
Redemption and conversion of class B and class C common shares to class A common stock	$—	$51,351